Exhibit 2.2

AMENDMENT NUMBER 1 TO THE

AGREEMENT AND PLAN OF MERGER

by and among

ATLANTIC COAST FINANCIAL CORPORATION,

ATLANTIC COAST BANK,

BOND STREET HOLDINGS, INC.

and

FLORIDA COMMUNITY BANK, N.A.

April 22, 2013

AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is dated as of April 22, 2013, by and among Atlantic Coast Financial Corporation, a Maryland corporation (“AC Financial”), Atlantic Coast Bank, a federal savings bank (“AC Bank”), Bond Street Holdings, Inc., a Delaware corporation (“Bond Street”), and Florida Community Bank, N.A., a national banking association (“FCB”).

W I T N E S S E T H:

A.        AC Financial, AC Bank, Bond Street and FCB are parties to the Agreement and Plan of Merger, dated as of February 25, 2013 (the “Original Agreement”), providing, inter alia, for the merger of AC Financial with and into Bond Street and the merger of AC Bank with and into FCB;

B.        The parties have now agreed to eliminate any provision for the escrow of a portion of the Merger Consideration as contemplated by the Original Agreement and to treat the entire amount of the Merger Consideration as Immediate Merger Consideration for purposes thereof; and

C.        Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

Article I
Merger Consideration

1.01  Payment of Merger Consideration.

The parties hereby agree that the entire amount of the Merger Consideration shall be paid as Immediate Merger Consideration and that no amount of Merger Consideration shall be treated as Escrowed Merger Consideration.

Article II
Elimination of Escrow

2.01  Elimination of Escrow.

The parties hereby agree that no Merger Consideration shall be placed in escrow and that all references to an escrow as it relates to the Merger Consideration, to the Escrow Agreement, to the Escrow Agent and to the Escrow Fund are hereby deemed to be deleted, in all respects, from the Original Agreement and of no further force and effect.

Article III
Representations and Warranties

3.01  Representations and Warranties of AC Financial and AC Bank.  AC Financial and AC Bank hereby represent and warrant, jointly and severally, to Bond Street and FCB as follows:

AC Financial’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution of this Amendment on behalf of AC Financial by its duly authorized officers and the performance by AC Financial of its obligations hereunder.  AC Bank’s Board of Directors and AC Financial, as the sole stockholder of AC Bank, have, by all appropriate action, approved this Amendment and authorized the execution hereof on behalf of AC Bank by its duly authorized officers and the performance by AC Bank of its obligations hereunder.  Nothing in the articles of incorporation, charter or bylaws of AC Financial or AC Bank, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Amendment or the Original Agreement) by or to which either AC Financial or AC Bank, as applicable, is bound or subject would prohibit either AC Financial or AC Bank, as applicable, from consummating the transactions contemplated by this Amendment.  This Amendment has been duly and validly executed and delivered by AC Financial and AC Bank and constitutes a legal, valid and binding obligation of AC Financial and AC Bank, enforceable against AC Financial and AC Bank in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity.  No other corporate acts or proceedings are required to be taken by AC Financial (except for approval by AC Financial’s stockholders of the Original Agreement as amended by this Amendment) or AC Bank, as applicable, to authorize the execution, delivery and performance of this Amendment.

3.02  Representations and Warranties of Bond Street and FCB.  Bond Street and FCB hereby represent and warrant, jointly and severally, to AC Financial and AC Bank as follows:

Bond Street’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution of this Amendment on behalf of Bond Street by its duly authorized officers and the performance by Bond Street of its obligations hereunder.  FCB’s Board of Directors has, by all appropriate action, approved this Amendment and authorized the execution hereof on behalf of FCB by its duly authorized officers and the performance by FCB of its obligations hereunder.  Nothing in the certificate of incorporation, articles of association or bylaws of Bond Street or FCB, as amended, as applicable, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Amendment or the Original Agreement) by or to which Bond Street or FCB, as applicable, is bound or subject would prohibit Bond Street or FCB, as applicable, from consummating the transactions contemplated by this Amendment.  This Amendment has been duly and validly executed and delivered by Bond Street and FCB and constitutes a legal, valid and binding obligation of Bond Street and FCB, enforceable against Bond Street and FCB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by judicial discretion in applying principles of equity.  No other corporate acts or proceedings are required to be taken by Bond Street or FCB, as applicable, to authorize the execution, delivery and performance of this Amendment.

Article IV
Miscellaneous

4.01  Expenses.  All costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby shall be paid by the party incurring such expense.

4.02  Counterparts.  This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.03  Amendment.  Subject to compliance with applicable law, this Amendment may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Company Merger by the stockholders of AC Financial; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Amendment may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.04  Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.  Except as specifically amended by this Amendment, the terms of the Original Agreement shall remain in full force and effect.  Any reference therein to “this Agreement” shall mean the Original Agreement as amended by this Amendment.

4.05  Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

4.06  Severability.  Any term or provision of this Amendment which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction, and if any provision of this Amendment is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

4.07  Assignment; Third Party Beneficiaries.  Neither this Amendment nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Amendment will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise expressly provided for herein, this Amendment (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Remainder intentionally blank; Signatures follow.]

IN WITNESS WHEREOF, Bond Street, FCB, AC Financial and AC Bank have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the date first above written.

BOND STREET HOLDINGS, INC.

By:	/s/ Paul D. Burner
Name: Paul D. Burner
Title: Executive Vice President and Chief Financial Officer

FLORIDA COMMUNITY BANK, N.A.

By:	/s/ Paul D. Burner
Name: Paul D. Burner
Title: Executive Vice President and Chief Financial Officer

ATLANTIC COAST FINANCIAL CORPORATION

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

ATLANTIC COAST BANK

By:	/s/ G. Thomas Frankland
Name: G. Thomas Frankland
Title: President and Chief Executive Officer

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